UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 9, 2012, Inland Real Estate Corporation (“Inland” or the “Company”) entered into a First Amendment (the “First Amendment”) to the Limited Partnership Agreement (as amended, the “Partnership Agreement”) of INP Retail, L.P., dated June 3, 2010, among the Company, Stichting Depositary PGGM, Private Real Estate Fund (“Depositary”), a Dutch foundation acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (together with the Depositary, “PGGM PRE Fund”), and INP Retail Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “General Partner”).  Inland and PGGM PRE Fund are each referred to in this current report individually as a “Limited Partner” and collectively as the “Limited Partners.”

Subject to the terms and conditions of the Partnership Agreement, the parties have increased the maximum contribution obligations of the Limited Partners to be used by the Partnership for the acquisition of additional properties to approximately $500 million, which represents an increase of approximately $222 million.  The General Partner or other affiliates of the Company, as agreed to by the Limited Partners, will continue to earn fees for performing the venture’s acquisition, property management and leasing functions and other services provided to the venture, including an acquisition fee equal to 25 basis points multiplied by the equity portion of the purchase price of a property acquired during phase II of this venture (each a “Phase II Additional Property”).

The First Amendment provides that the Company and the General Partner will identify retail centers meeting specific investment guidelines for acquisition by the Partnership.  Specifically, the Company has agreed to use commercially reasonable efforts to identify properties having the following characteristics (a “Qualified Phase II Property”) for potential acquisition by the Partnership:

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located in the Metropolitan Statistical Area (MSA) of any of the following cities (i) Chicago, Illinois, (ii) Minneapolis, Minnesota, (iii) Milwaukee, Wisconsin, (iv) Cincinnati, Ohio, (v) Cleveland, Ohio, (vi) Columbus, Ohio, (vii) Kansas City, Missouri;

•

high quality, stabilized “necessity-based”, grocery-anchored or community retail shopping centers or high quality, pre-leased (executed leases for anchor tenants) properties under development in Chicago, Illinois and Minneapolis, Minnesota;

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at least one owned anchor tenant; and

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strong demographics (no greenfields).

During the term of the Partnership Agreement, the Partnership will have the exclusive right to acquire any Qualified Phase II Property identified by Inland or the General Partner; provided however that this exclusive acquisition right will terminate and thereafter the Company will not be required to present any property for potential acquisition by the Partnership if, under certain circumstances, PGGM PRE Fund chooses not to consent to the acquisition of a Qualified Phase II Property on three occasions during any twelve-consecutive-month period.  The Partnership Agreement continues to provide for a maximum term to end on June 2, 2020, subject to extension by the agreement of the Limited Partners.  The Partnership may be terminated at an earlier date upon certain specified events, including the sale of all owned properties.

The Company holds a 55% equity ownership interest and PGGM PRE Fund holds a 45% equity ownership interest in the Partnership.  The Company and PGGM PRE Fund are obligated to contribute additional equity to the venture as new properties are approved for acquisition to cover their portions of the acquisition costs and expenses, which portions are 55% and 45%, respectively.  Under the terms of the First Amendment, the amount of Inland’s maximum total contribution to the Partnership has been increased from approximately $160 million to $280 million.  PGGM PRE Fund’s maximum total equity contribution has been increased from approximately $130 million to $230 million.

With respect to financing, the Partnership Agreement will continue to provide that the Partnership will target an overall loan-to-value ratio of 40% with a maximum of 50% for the remaining life of the Partnership.

The Partnership Agreement continues to provide that each property will be held by a single-member limited liability company (each, a “Property Entity”).  The sole member of each Property Entity will be a new or existing entity that the Partnership intends to qualify for treatment as a real estate investment trust (a “REIT Entity”).  The Partnership will own no less than 99% of the equity ownership in each REIT Entity.  The remaining equity ownership will be held by that number of persons necessary for such entities to qualify as real estate investment trusts.  The Limited Partners will agree to a Holding Period to be assigned with respect to each of the Phase II Additional Properties, which Holding Period will be assigned as of the date of acquisition of such Property.  The Holding Period for a Phase II Additional Property may be less than or equal to the balance of the term of the Partnership Agreement but in any event will be at least two years and one day from the date of acquisition of the Phase II Additional Property.  If no holding period is agreed to by the Limited Partners on or prior to the date of acquisition, the holding period will be equal to the balance of the term of the Partnership Agreement.  Notwithstanding the foregoing, the Limited Partners may agree to modify the Holding Period of any Property as a Major Decision.

Except as modified by the First Amendment, the Partnership Agreement remains in full force and effect.  The foregoing discussion of the First Amendment and its terms and conditions does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the Partnership Agreement, which is attached to the Current Report on Form 8-K filed by the Company on June 9, 2010, each of which is incorporated in its entirety into this disclosure by reference.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

10.1

First Amendment to the Limited Partnership Agreement of INP Retail, L.P. made and entered into as of October 9, 2012 among the Company, Stichting Depositary PGGM Private Real Estate Fund (“Depositary”), a Dutch foundation acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants, and INP Retail Management Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ MARK E. ZALATORIS
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:  October 15, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to the Limited Partnership Agreement of INP Retail, L.P. made and entered into as of October 9, 2012 among the Company, Stichting Depositary PGGM Private Real Estate Fund (“Depositary”), a Dutch foundation acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants, and INP Retail Management Company, LLC.